Exhibit (d)(6)(x)

EQ ADVISORS TRUST

AMENDMENT NO. 9 TO THE

INVESTMENT SUB-ADVISORY AGREEMENT

AMENDMENT NO. 9 dated June 29, 2026 (“Amendment No. 9”) to the Investment Sub-Advisory Agreement dated as of July 16, 2020, as amended, (“Agreement”) between Equitable Investment Management Group, LLC, a Delaware limited liability company (“Adviser”), and AllianceBernstein L.P., a Delaware limited partnership (“AllianceBernstein” or “Sub-Adviser”).

Adviser and AllianceBernstein agree to modify the Agreement as follows:

1.

New Portfolios. Effective June 29, 2026, Adviser hereby appoints AllianceBernstein as a Sub-Adviser to the EQ/Core Bond Index Portfolio, EQ/Intermediate Government Bond Portfolio, and Multimanager Core Bond Portfolio (each, a “New Portfolio”).

2.	Duration of Agreement.

a.

With respect to each New Portfolio, the Agreement will continue in effect for a period of two years from the date first set forth above and may be continued thereafter pursuant to subsection (b) below.

b.

With respect to each New Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a), only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the Agreement or interested persons as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”), and by either the Board of Trustees or a vote of a majority of the outstanding shares of the New Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a New Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

3.	Appendix A. Appendix A to the Agreement is hereby replaced in its entirety by Appendix A attached hereto

4.	Appendix B. Appendix B to the Agreement is hereby replaced in its entirety by Appendix B attached hereto.

5.	Ratification. Except as modified and amended hereby, the Agreement is ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 9 as of the date first set forth above.

EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC		ALLIANCEBERNSTEIN L.P.

By:	/s/ Kenneth Kozlowski	By:	/s/ Andrea S. Freeman
	Kenneth Kozlowski		Name: Andrea S. Freeman
	Director, Executive Vice President and Chief Investment Officer		Title: Assistant Secretary

APPENDIX A

TO

AMENDMENT NO. 9 TO

INVESTMENT SUB-ADVISORY AGREEMENT

The Adviser shall pay the Sub-Adviser monthly compensation computed daily at an annual rate equal to the following:

Portfolio(s)	Annual Sub-Advisory Fee Rate
EQ/AB Small Cap Growth Portfolio*,† (Active Allocated Portion only)

0.60% of the Active Allocated Portion’s average daily net assets up to and including $1 billion;

0.55% of the Active Allocated Portion’s average daily net assets over $1 billion up to and including $1.5 billion;

0.50% of the Active Allocated Portion’s average daily net assets over $1.5 billion up to and including $2 billion;

0.45% of the Active Allocated Portion’s average daily net assets over $2 billion up to and including $2.5 billion; and

0.40% of the Active Allocated Portion’s average daily net assets over $2.5 billion***

EQ/Large Cap Value Managed Volatility Portfolio* (Active Allocated Portion only)

0.49% of the Active Allocated Portion’s average daily net assets up to and including $100 million;

0.30% of the Active Allocated Portion’s average daily net assets over $100 million up to and including $200 million;

0.25% of the Active Allocated Portion’s average daily net assets over $200 million***

EQ/Large Cap Value Managed Volatility Portfolio* (Index Allocated Portion only)

0.0375% of the Index Allocated Portion’s average daily net assets up to and including $10 billion;

0.03% of the Index Allocated Portion’s average daily net assets over $10 billion and up to and including $20 billion; and

0.02% of the Index Allocated Portion’s average daily net assets over $20 billion***

Dynamic Portfolios, which shall consist of the EQ/AB Dynamic Moderate Growth Portfolio, EQ/AB Dynamic Growth Portfolio, and EQ/AB Dynamic Aggressive Growth Portfolio (collectively referred to as “Dynamic Portfolios”)	0.25% of the Dynamic Portfolios’ average daily net assets up to and including $4 billion; and 0.23% of the Dynamic Portfolios’ average daily net assets over $4 billion**

EQ/Common Stock Index Portfolio

0.025% of the Portfolio’s average daily net assets up to and including $3 billion;

0.02% of the Portfolio’s average daily net assets over $3 billion and up to and including $5 billion; and

0.015% of the Portfolio’s average daily net assets over $5 billion****

EQ/Large Cap Growth Index Portfolio EQ/Small Company Index Portfolio

0.0275% of the Portfolio’s average daily net assets up to and including $3 billion;

0.02% of the Portfolio’s average daily net assets over $3 billion and up to and including $5 billion; and

0.015% of the Portfolio’s average daily net assets over $5 billion****

EQ/Equity 500 Index Portfolio

0.025% of the Portfolio’s average daily net assets up to and including $3 billion;

0.015% of the Portfolio’s average daily net assets over $3 billion and up to and including $8 billion; and

0.0125% of the Portfolio’s average daily net assets over $8 billion****

EQ/International Equity Index Portfolio†	0.02% of the Portfolio’s average daily net assets****

ATM International Managed Volatility Portfolio*

ATM Large Cap Managed Volatility Portfolio*

ATM Mid Cap Managed Volatility Portfolio*

ATM Small Cap Managed Volatility Portfolio*

EQ/2000 Managed Volatility Portfolio*

EQ/400 Managed Volatility Portfolio*

EQ/500 Managed Volatility Portfolio*

EQ/International Managed Volatility Portfolio*

0.02% of the Sub-Adviser Allocated Portion of each Portfolio***

1290 VT Natural Resources Portfolio	0.02% of the Index Allocated Portion’s average daily net assets***

1290 VT Real Estate Portfolio	0.02% of the Index Allocated Portion’s average daily net assets***

EQ/AB Small Cap Growth Portfolio* (Index Allocated Portion only) Multimanager Aggressive Equity Portfolio* (Index Allocated Portion only)

0.02% of the Index Allocated Portion’s average daily net assets up to and including $3 billion;

0.0175% of the Index Allocated Portion’s average daily net assets over $3 billion and up to and including $5 billion; and

0.015% of the Index Allocated Portion’s average daily net assets over $5 billion***

EQ/Quality Bond PLUS Portfolio* (Active Allocated Portion only)	0.20% of the Active Allocated Portion’s average daily net assets up to and including $500 million; and 0.15% of the Active Allocated Portion’s average daily net assets over $500 million***

EQ/Quality Bond PLUS Portfolio* (Index Allocated Portion only)

0.015% of the Index Allocated Portion’s average daily net assets up to and including $2.5 billion;

0.0125% of the Index Allocated Portion’s average daily net assets over $2.5 billion and up to and including $5 billion; and

0.01% of the Index Allocated Portion’s average daily net assets over $5 billion***

EQ/Emerging Markets Equity PLUS Portfolio* (Index Allocated Portion)

0.10% of the Index Allocated Portion’s average daily net assets up to and including $100 million;

0.09% of the Index Allocated Portion’s average daily net assets over $100 million and up to and including $600 million; and

0.08% of the Index Allocated Portion’s average daily net assets over $600 million***

EQ/AB Short Duration Government Bond Portfolio	0.045% of the Portfolio’s average daily net assets up to and including $10 billion; and 0.04% of the Portfolio’s average daily net assets over $10 billion****

EQ/Intermediate Corporate Bond Portfolio EQ/Long-Term Bond Portfolio

0.015% of the Portfolio’s average daily net assets up to and including $2.5 billion;

0.0125% of the Portfolio’s average daily net assets over $2.5 billion and up to and including $5 billion; and

0.01% of the Portfolio’s average daily net assets over $5 billion****

EQ/Large Cap Value Index Portfolio EQ/Mid Cap Index Portfolio

0.015% of the Portfolio’s average daily net assets up to and including $3 billion;

0.0125% of the Portfolio’s average daily net assets over $3 billion and up to and including $5 billion; and

0.01% of the Portfolio’s average daily net assets over $5 billion****

Multimanager Technology Portfolio* (Index Allocated Portion only)

0.03% of the Index Allocated Portion’s average daily net assets up to and including $100 million;

0.028% of the Index Allocated Portion’s average daily net assets over $100 million and up to and including $600 million; and

0.0275% of the Index Allocated Portion’s average daily net assets over $600 million***

EQ/Core Bond Index Portfolio

0.015% of the Portfolio’s average daily net assets up to and including $2.5 billion;

0.0125% of the Portfolio’s average daily net assets in excess of $2.5 billion and up to and including $5 billion;

and 0.01% of the Portfolio’s average daily net assets in excess of $5 billion. ****

EQ/Intermediate Government Bond Portfolio

0.015% of the Portfolio’s average daily net assets up to and including $2.5 billion;

0.0125% of the Portfolio’s average daily net assets in excess of $2.5 billion and up to and including $5 billion;

and 0.01% of the Portfolio’s average daily net assets in excess of $5 billion. ****

Multimanager Core Bond Portfolio*

0.015% of the Sub-Adviser Allocated Portion’s average daily net assets up to and including $2.5 billion;

0.0125% of the Sub-Adviser Allocated Portion’s average daily net assets in excess of $2.5 billion and up to and including $5 billion;

and 0.01% of the Sub-Adviser Allocated Portion’s average daily net assets in excess of $5 billion. ***

*	Fee to be paid with respect to this Portfolio shall be based only on the portion of the Portfolio’s average daily net assets advised by the Sub-Adviser.

**

The daily sub-advisory fee for the related portfolios is calculated by multiplying the aggregate net assets of the related portfolios at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily sub-advisory fee applicable to each Portfolio/Allocated Portion is the portion of the daily sub-advisory fee for the related portfolios that is equal to the Portfolio’s/Allocated Portion’s net assets relative to the aggregate net assets of the related portfolios, including the Portfolio/Allocated Portion, used in the fee calculation for that day.

†

Assets of EQ/International Equity Index Portfolio will be aggregated with the assets of the Active Allocated Portion of the EQ/AB Small Cap Growth Portfolio for purposes of calculating the sub-advisory fee applicable for the Active Allocated Portion of the EQ/AB Small Cap Growth Portfolio.

***

The daily sub-advisory fee for the Allocated Portion is calculated by multiplying the aggregate net assets of the Allocated Portion at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year.

****

The daily sub-advisory fee for the Portfolio is calculated by multiplying the aggregate net assets of the Portfolio at the close of the immediately preceding business day by the Annual Sub-Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year.

APPENDIX B

TO

AMENDMENT NO. 9 TO

INVESTMENT SUB-ADVISORY AGREEMENT

The Sub-Adviser is relying on the relief in CFTC Regulation 4.7(c) with respect to the following Portfolio(s) (each, a “4.7 Portfolio”):

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio (Active Allocated Portion only)

EQ/AB Small Cap Growth Portfolio (Index Allocated Portion only)

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Intermediate Corporate Bond Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Large Cap Value Managed Volatility Portfolio (Active Allocated Portion only)

EQ/Long-Term Bond Portfolio

EQ/Mid Cap Index Portfolio

EQ/Quality Bond PLUS Portfolio (Active Allocated Portion only)

EQ/Quality Bond PLUS Portfolio (Index Allocated Portion only)

EQ/Small Company Index Portfolio

Multimanager Aggressive Equity Portfolio (Index Allocated Portion only)

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio